Exhibit 99.1 811 Louisiana, Suite 2100 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Prices Upsized $1.0 Billion Offering of Senior Notes

HOUSTON, August 11, 2020 – Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp. (NYSE: TRGP), and the Partnership’s subsidiary Targa Resources Partners Finance Corporation announced today the pricing of an upsized offering of $1.0 billion in aggregate principal amount of senior unsecured notes due 2031 (the “2031 Notes”). The 2031 Notes will accrue interest at a rate of 4.875% per annum, will mature on February 1, 2031, and were priced at par.

The offering is expected to close on August 18, 2020, subject to customary closing conditions. The Partnership intends to use a portion of the net proceeds from the offering to fund the previously announced concurrent cash tender offer (the “Tender Offer”) of the Partnership’s 6.750% Senior Notes due 2024 (the “2024 Notes”), to pay fees and expenses thereof, and to redeem any 2024 Notes that remain outstanding after consummation of the Tender Offer. The Partnership will use the remaining net proceeds from the offering to reduce borrowings under the Partnership’s senior secured revolving credit facility. The offering is not conditioned on the consummation of the Tender Offer. The Tender Offer is conditioned on, among other things, the offering.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers pursuant to Rule 144A under the Securities Act and by non-U.S. persons pursuant to Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law.

About Targa Resources Partners LP

Targa Resources Partners LP is a Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. (“TRC” or the “Company”), to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. On February 17, 2016, TRC completed the acquisition of all outstanding common units of the Partnership. Targa Resources Corp. is a leading provider of midstream services and is one of the largest independent midstream energy companies in North America. The Company owns, operates, acquires and develops a diversified portfolio of complementary midstream energy assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, transporting and selling natural gas; transporting, storing, fractionating, treating and selling NGLs and NGL products, including services to LPG exporters; and gathering, storing, terminaling and selling crude oil.

The principal executive offices of Targa Resources Partners LP are located at 811 Louisiana, Suite 2100, Houston, TX 77002 and their telephone number is 713-584-1000.

For more information, please visit our website at www.targaresources.com.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact the Company’s investor relations department by email at InvestorRelations@targaresources.com or by phone at (713) 584-1133.

Sanjay Lad

Vice President – Finance & Investor Relations

Jennifer Kneale

Chief Financial Officer